                                   Amendment No. 2
                      to Employment Agreement dated June 1, 1994
                     BY AND BETWEEN AAR CORP. AND DAVID P. STORCH


     THIS AMENDMENT NO. 2 made this 29 day of May, 1997, by and between AAR CORP., a Delaware corporation ("Company"), and David P. Storch ("Employee");

     WHEREAS, the Company and Employee entered into an Employment Agreement dated as of June 1, 1994, as amended on October 9, 1996 ("Agreement"), and

     WHEREAS, the Company and Employee desire to further amend the Agreement as set forth below;

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties agree to amend the Agreement as follows:

     1. The second paragraph of subparagraph (a) of paragraph 9 is amended to read as follows:

     The term "Cause" means:

     (A) Employee engages, during the performance of his duties hereunder, in acts or omissions constituting dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing or malfeasance;

     (B) Employee intentionally disobeys or disregards a lawful and proper direction of the Board or the Company; or

     (C) Employee materially breaches the Agreement and such breach by its nature, is incapable of being cured, or such breach remains uncured for more than 10 days following receipt by Employee of written notice from the Company specifying the nature of the breach and demanding the cure thereof. For purposes of this clause (C), a material breach of the Agreement that involves inattention by Employee to his duties under the Agreement shall be deemed a breach capable of cure.

     Without limiting the generality of the foregoing, the following shall not constitute Cause for the termination of the employment of Employee or the modification or diminution of any of his authority hereunder:

     (1) any personal or policy disagreement between Employee and the Company or any member of the Board, or

     (2) any action taken by Employee in connection with his duties hereunder, or any failure to act, if Employee acted or failed to act in good faith and in a manner he reasonably believed to be in and not opposed to the best interest of the Company and he had no reasonable cause to believe his conduct was unlawful; or

     (3) termination of employment of Employee for unsatisfactory performance (including failure to meet financial goals).

     Termination for Cause shall be limited to a good faith finding by resolution of the Board, setting forth the particulars thereof. Any such resolution shall be final and binding upon Employee.

     2.   Subparagraph (a) of paragraph 12 is amended to read as follows:

               (a)  In the event:

                    (I)   a Change in Control of the Company occurs, and

                    (ii) (A) at any time during the 24 month period commencing on the date of the Change in Control the Company terminates Employee's employment for other than Cause or Disability, or Employee terminates his employment for Good Reason, in either case by written notice to the other party (including the particulars thereof), and having given the other party the opportunity to be heard with respect thereto, or (B) Employee's employment with the Company terminates for any reason other than Disability or death during the 30 day period commencing on the expiration of the aforementioned 24 month period, then:

                          (1) The Company shall promptly pay to Employee in a lump sum (A) all base salary earned through the date of termination, (B) any cash bonus earned by Employee for the fiscal year of the Company most recently ended prior to the date of termination to the extent unpaid on the date of termination, (C) a prorata portion of the cash bonus Employee would have earned had he been employed by the Company on the last day of the fiscal year in which the date of termination occurs (assuming all performance targets have been met) that is applicable to the period commencing on the first day of such fiscal year and ending on the date of termination, and (D) any and all other benefits and amounts earned by Employee prior to the date of termination to the extent unpaid, all subject to applicable withholding.

                          (2) The Company shall promptly pay to Employee in a lump sum, a cash payment in an amount equal to three times Employee's total compensation (base salary plus cash bonus) for either the fiscal year of the Company most recently ended prior to the date of termination, or the preceding fiscal year, whichever is the highest total compensation, or such lesser amount as Employee may elect to take, subject to applicable withholding. Employee may elect to take payment of any amounts on a schedule of his own choosing; provided that such schedule shall be completed no later than three years from the date of Employee's termination of employment.

                          (3) Employee and his dependents shall continue to be covered by, and receive benefits in accordance with the terms of, all of the Company's medical, dental and life insurance plans for three years following the date of termination, and at no less than the levels he and his dependents were receiving immediately prior to the Change in Control. Employee's dependents shall be entitled to continued coverage pursuant to the preceding sentence for the balance of such three year period in the event of Employee's death during such period. The period during which Employee and his dependents are entitled to continuation of group health plan coverage pursuant to Section 4980B of the Internal Revenue Code of 1986, as amended, and Part

                               6 of Title I of the Employee Retirement Income Security Act of 1974, as amended, shall commence on the date next following the expiration of the aforementioned three year period.

                          (4) Employee shall receive an additional retirement benefit, over and above that which Employee would normally be entitled to under the Company's retirement plans or programs applicable to Employee, equal to the actuarial equivalent of the additional amount that Employee would have earned under such retirement plans or programs had he accumulated three additional continuous years of service. Such amount shall be paid to Employee in a cash lump sum payment at his normal retirement age, as defined in the AAR CORP. Retirement Plan or any successor plan. Alternatively, Employee may elect to receive such payment at his early retirement age, as defined in the AAR CORP. Retirement Plan or any successor plan, with a corresponding actuarial reduction in the amount of such payment, based upon the earlier date of payment.

                          (5) The Company, at its expense, shall provide Employee with outplacement services of a nationally recognized outplacement firm until the earlier of (a) the Employee's attainment of employment, or (b) the date eighteen months from the date of Employee's termination of employment; provided, however, that the cost of such outplacement services shall not exceed 3.5% of the cash payment due to Employee pursuant to subparagraph 12(a)(2) above.

     3.   Paragraphs (c) and (d) of Section 12 are redesignated as paragraphs
(d) and (e) respectively, and paragraph (c) is added to Section 12 as follows:


          (c) In the event that a Change in Control has occurred, both for purposes of this Agreement and for purposes of the AAR CORP. Stock Benefit Plan, as amended ("Plan"), whether or not such Change in Control has the prior written approval of a majority of the Continuing Directors (as defined in the Plan), and notwithstanding any conditions or restrictions contained in any agreement between the Company and Employee related to any Award granted to Employee under the Plan, all option grants and restricted stock awards provided for hereunder which have not then become vested (including released restrictions) or exercisable, shall immediately become exercisable or vested, as the case may be, all performance shares to be awarded hereunder shall be immediately awarded assuming targeted 100% achievement, and all Options or Limited Rights, or both, granted to Employee under the Plan will become immediately exercisable, and all restrictions on Restricted Stock granted to Employee under the Plan will immediately lapse.

          4. Subparagraph (d)(i) of paragraph 12 is amended to read as follows:

          (I)  Change in Control means the earliest of:

               (a) any person (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act")), has acquired (other than directly from the Company) beneficial ownership (as that term is defined in Rule 13d-3 under the Exchange Act), of more than 20% of the outstanding capital stock of the Company entitled to vote for the election of directors;

               (b) the commencement by an entity, person, or group (other than the Company or a subsidiary of the Company) of a tender offer or an exchange offer for more than 20% of the outstanding voting stock of the Company;

               (c) the effective time of (I) a merger or consolidation or other business combination of the Company with one or more other corporations as a result of which the holders of the outstanding voting stock of the Company immediately prior to such business combination hold less than 60% of the voting stock of the surviving or resulting corporation, or (ii) a transfer of substantially all of the assets of the Company other than to an entity of which the Company owns at least 80% of the voting stock;

               (d) the election, over any period of time, to the Board of Directors of the Company without the recommendation or approval of the incumbent Board of Directors of the Company, of the lesser of (i) three directors, or (ii) directors constituting a majority of the number of directors of the Company then in office; or


               (e) the occurrence of any arrangement or understanding relating to the Company which would give rise to a filing requirement with the Securities and Exchange Commission pursuant to Rule 14F.1 of the Exchange Act Rules under the Securities Exchange Act of 1934.

     5. Subparagraph (d)(ii)(1) of paragraph 12 is amended to read as follows:

     (1) a material reduction in the nature or scope of Employee's duties, responsibilities, authority, power or functions from those enjoyed by Employee immediately prior to the Change in Control, or a material reduction in Employee's compensation (including benefits), occurring at any time during the two-year period immediately after the Change in Control; or

     IN WITNESS WHEREOF, the Company has caused this Amendment No. 2 to be executed in its name by its duly authorized officer, and Employee has hereunto set his hand, on this 29 day of May, 1997.

                              AAR CORP.

                              By: /s/ Ira A. Eichner
                                  ------------------------------------
                                  Ira A. Eichner, Chairman


                              /s/ David P. Storch
                              ----------------------------------------
                              David P. Storch

                                   Amendment No. 3
                      to Employment Agreement dated June 1, 1994
                     BY AND BETWEEN AAR CORP. AND DAVID P. STORCH


     THIS AMENDMENT NO. 3 made effective as of the 14th day of July, 1997, by and between AAR CORP., a Delaware corporation ("Company"), and David P. Storch ("Employee");

     WHEREAS, the Company and Employee entered into an Employment Agreement dated as of June 1, 1994, as amended on October 9, 1996 and May 29, 1997 ("Agreement"), and

     WHEREAS, the stockholders of the Company approved the performance goals for Employee established by the Compensation Committee of the Board of Directors as set forth in this Amendment at the October 8, 1997 Annual Meeting of Stockholders; and

     WHEREAS, the Company and Employee desire to further amend the Agreement as set forth below;

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties agree to amend the Agreement as follows:


     That Appendix (i) to David P. Storch's Employment Agreement be amended to read as follows:

                                                                   Appendix (i)
                                                        to Employment Agreement
                                                             dated June 1, 1994


                                      AAR CORP.
                                         CEO
                           LONG-TERM INCENTIVE COMPENSATION


     RESPONSIBILITY AND AUTHORITY

     The Compensation Committee of the Board of Directors will be responsible for the administration of the CEO's long-term incentive compensation arrangements. Any interpretation or adjustments will be by the Committee, whose decision is final.

     OVERALL STRUCTURE OF THE PLAN

     Long-term incentive compensation for the CEO will consist of:

     --> 200,000 options awarded at the beginning of the 4-year performance period from date of appointment as CEO (July 9, 1996), vesting at 25% of the award on each of the 4 anniversary dates of the award. This grant will be made at fair market value as of the grant date.

     --> Up to 15,000 restricted shares in each of the 4 years of the performance period with the initial grant at the beginning of the 4-year performance period and subsequent grant on the next three successive anniversary dates of the CEO's appointment as CEO. Award will be made at fair market value on the date of the grant with vesting of 33% of the award on each of the 3 anniversary dates following the award. The actual number of shares granted is at the discretion of the Committee.

     --> Up to 360,000 performance units (payable in performance restricted stock in the manner described below) to be determined at the end of the four year performance period based on achievement of the following specified performance goals in four categories over the 4-year performance period:

          A. The Company's cumulative percentage Total Return to Shareholders as compared to that of the S&P 500 Composite Index Total Return to Shareholders; and

          B. The Company's cumulative percentage Total Return to Shareholders as compared to that of its Peer Group Composite Index Total Return to Shareholders; and

          C. The Company's average Return on Capital as compared to that of the S&P 500 Composite Index Average Return on Capital; and

          D. The Company's average Return on Capital as compared to that of the Company's Peer Group Composite Index Average Return on Capital.


          - Restricted shares will be awarded out of treasury shares according to the performance unit matrix below upon completion of the four year performance period ending July 9, 2000.

          - One share of restricted stock will be awarded for each performance unit earned subject to a maximum dollar value of $12,690,000 based on the NYSE closing price for the Company's Common Stock on July 9, 2000; provided, however, in the event Mr. Storch's Employment Agreement is terminated following a Change in Control of the Company (as defined in Mr. Storch's Employment Agreement) occurring prior to July 9, 2000 pursuant to the Change in Control provisions of Mr. Storch's Employment Agreement, the above stated dollar value limit will be removed and one share of restricted stock will be awarded for each performance unit earned.

          - The performance restricted shares awarded at the end of the four year performance period will be restricted for three years: 50% of the shares will vest on the first anniversary of the award; 50% of the shares will vest on the third anniversary of the award.

          - No shares will be awarded in any category of award in which the result for AAR is negative.

          - Change of control (as elsewhere defined in this agreement) will cause all options under this plan to become vested/exercisable, all restricted stock to vest and performance shares to be awarded assuming target (100%) achievement.

          - At the direction of the Compensation Committee, transactions which significantly alter the capital structure of AAR may be excluded from the measurement period (in whole or in part) in a manner determined by the Committee.

     PERFORMANCE UNIT AWARD MATRIX*


     % of Target Achieved**    Shares Award for Each of the Four Criteria
     --------------------      ------------------------------------------

               0-80                                0
                 81                           30,000
                100                           60,000
                120                           75,000
                120+                          90,000

     * Results between the amounts on the schedule will be calculated by linear interpolation.
     ** With respect to Total Return to Shareholders goals, 100% achievement will be the median of the S&P 500 and the 60th percentile of the Peer Group; with respect to the Return on Capital goals, 100% achievement will be 80% of the median of the S&P 500 and 60th percentile of the Peer Group.

-->    360,000 options awarded in accordance with the following schedule:

               Issue Date               # of Option Shares
               ----------------         ------------------
               July 14, 1997                 100,000
               January 1, 1998               130,000
               January 1, 1999               130,000

     - All such options will vest at the end of the performance period on July 9, 2000; provided, however, in the event the dollar value limit on the performance restricted stock award is removed due to a Change in Control of the Company as described above, options not yet granted under the above schedule shall not be awarded and any such options already awarded shall lapse. The exercise price of all such options will be $35.25, the NYSE closing price on July 14, 1997, the date of Compensation Committee approval of this performance stock program.

DEFINITIONS:
-----------

- Total Return to Shareholders -- Cumulative price appreciation plus dividends (reinvested).

- Peer Group -- Selected companies used from time to time for performance comparison in AAR proxy. Any deletions or additions to the peer group during the performance period will cause measurement/calculation changes on a prospective basis from the date of the change in the peer group (beginning of the fiscal year in which the proxy is issued).

- Return on Capital -- Earnings before interest and taxes (EBIT) divided by total capital (debt plus equity minus cash).


     IN WITNESS WHEREOF, the Company has caused this Amendment No. 3 to be executed in its name by its duly authorized officer, and Employee has hereunto set his hand, on this 12th day of November, 1997.

                              AAR CORP.


                              By: /s/ Ira A. Eichner
                                 -----------------------------
                                 Ira A. Eichner, Chairman



                                  /s/ David P. Storch
                                 -----------------------------
                                 David P. Storch